As filed with the Securities and Exchange Commission on May 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Gamehaus Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5th Floor, Building 2, No. 500 Shengxia Road

Pudong New District, Shanghai

The People’s Republic of China, 201210

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gamehaus Holdings Inc. 2023 Equity Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yang Ge, Esq.

DLA Piper UK LLP

20th Floor, South Tower, Kerry Center

No. 1 Guanghua Road, Chaoyang District

Beijing, China 100020

Tel: +86-10-8520-0616

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering an aggregate of 3,214,161 additional Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”), of Gamehaus Holdings Inc. (the “Registrant”) which are reserved for issuance under the Registrant’s 2023 Equity Incentive Plan (the “Plan”). These 3,214,161 additional Class A Ordinary Shares have been authorized under the Plan and are of the same class as the securities for which an original registration statement on Form S-8 (File No. 333-288231), filed with the Securities and Exchange Commission (the “Commission”) on June 23, 2025 (the “Original S-8 Registration Statement”), which registered 3,749,855 Class A Ordinary Shares issuable under the Plan. These additional Class A Ordinary Shares have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the number of Class A Ordinary Shares available for issuance under the Plan shall be increased on the first day of each fiscal year, in an amount equal to the lesser of (a) a number equal to six percent (6%) of the aggregate number of ordinary shares outstanding on the last day of the immediately preceding fiscal year, and (b) such number determined by the Administrator (as defined in the Plan).

Pursuant to General Instruction E to Form S-8, the contents of the Original S-8 Registration Statement are incorporated by reference into this Registration Statement, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s registration statement on Form S-8 (File No. 333-288231) filed with the Commission on June 23, 2025;

(b)	The Registrant’s annual report on Form 20-F for the fiscal year ended June 30, 2025 filed with the Commission on October 23, 2025 (File No. 001-42488); and

(c)	The description of the Registrant’s Class A Ordinary Shares contained in its registration statement on Form 8-A (File No. 001-42488) filed with the Commission on January 24, 2025 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s registration statement on Form F-4 (File No. 333-278499) initially filed with the Commission on April 4, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the Registrant’s shell company report on Form 20-F (File No. 001-42488), filed with the Commission on January 30, 2025)

4.2	Specimen Class A Ordinary Share Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-287535), initially filed with the Commission on May 23, 2025)

5.1*	Opinion of Ogier, regarding the legality of the Class A ordinary shares being registered

10.1	2023 Equity Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 4.7 to the Registrant’s shell company report on Form 20-F (File No. 001-42488), filed with the Commission on January 30, 2025)

23.1*	Consent of Ogier (included in Exhibit 5.1)

23.2*	Consent of Audit Alliance LLP

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on May 4, 2026.

Gamehaus Holdings Inc.

By:	/s/ Yimin Cai
Name:	Yimin Cai
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Yimin Cai as his or her true and lawful attorney-in-fact and agent, with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 4, 2026.

Name	Title

/s/ Yimin Cai	Chief Executive Officer and Director
Yimin Cai	(Principal Executive Officer)

/s/ Ling Yan	Chief Financial Officer and Director
Ling Yan	(Principal Accounting and Financial Officer)

/s/ Feng Xie	Chairman of Board of Directors
Feng Xie

/s/ Xi Yan	Chief Technology Officer and Director
Xi Yan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Gamehaus Holdings Inc. has signed this registration statement or amendment thereto in New York, New York on May 4, 2026.

COGENCY GLOBAL INC.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.